U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2004

ChipPAC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31173	77-0463048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47400 Kato Road

Fremont, California 94538

(Address of Principal Executive Offices) (Zip Code)

(510) 979-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 5.    Other Events

As previously reported in ChipPAC Inc.’s (“ChipPAC”) Current Report on Form 8-K dated February 10, 2004, ChipPAC and ST Assembly Test Services Ltd (“STATS”) announced a definitive agreement for the merger of a wholly-owned subsidiary of STATS with an into ChipPAC in a stock-for-stock transaction (the “Merger”). As a result of the Merger, ChipPAC will become a wholly owned subsidiary of STATS creating an independent semiconductor assembly and test solutions company. In addition, STATS will be renamed “STATS ChipPAC Ltd.” Under the terms of the merger agreement, ChipPAC stockholders will be entitled to receive 0.87 American Depositary Shares of STATS in exchange for each of their shares of ChipPAC Class A Common Stock. The Merger, which is expected to be completed August 4, 2004 (Pacific time) (which is August 5, 2005 (Singapore time)) is subject to customary closing conditions, including the approval of stockholders of both companies.

Attached and incorporated by reference herein as Exhibit 99.1 is unaudited pro forma condensed combined consolidated financial statements giving effect to the proposed Merger using the purchase method of accounting for the business combination.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a) Exhibits

Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 23, 2004	ChipPAC, Inc.

	By:	/s/ Michael Potter
Name: Michael Potter Title: Acting Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit Description

99.1	The unaudited pro forma condensed combined consolidated financial statements giving effect to the proposed merger between STATS and ChipPAC.